UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland	0-21886	52-0812977
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 828-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BBSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Barrett Business Services, Inc. (the "Company"), held its annual meeting of stockholders on June 2, 2021 (the "Annual Meeting").

(b) The matters considered and voted on by the Company's stockholders at the Annual Meeting and the voting results were as follows:

Proposal 1. Nine directors were elected, each for a one-year term, by the votes indicated.

Nominee	Shares Voted For	Shares Voted Against	Abstentions	Broker Non- Votes
Thomas J. Carley	5,753,423	274,294	1,314	743,034
Thomas B. Cusick	5,913,345	114,017	1,669	743,034
Diane L. Dewbrey	5,832,311	195,134	1,586	743,034
James B. Hicks, Ph.D.	5,827,479	199,358	2,194	743,034
Jon L. Justesen	5,745,010	282,402	1,619	743,034
Gary E. Kramer	5,843,761	183,601	1,669	743,034
Anthony Meeker	5,607,215	420,147	1,669	743,034
Carla A. Moradi	5,914,384	9,601	105,046	743,034
Vincent P. Price	5,798,980	227,824	2,227	743,034

Proposal 2. Approval, by non-binding vote, of the compensation paid to the Company's named executive officers.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non- Votes
5,428,200	323,423	277,408	743,034

Proposal 3. Ratification of the selection of Deloitte and Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2021.

Shares Voted For	Shares Voted Against	Abstentions
6,762,878	2,089	7,098

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.

Dated: June 7, 2021	By:	/s/ Anthony Harris
Anthony Harris Executive Vice President and Chief Financial Officer, Treasurer